Exhibit 99.1

Press Release

Contacts:

Investor Relations

Evan Black | 800.493.8219

InvestorRelations@santanderconsumerusa.com

Media Relations

Laurie Kight | 214.801.6455

Media@santanderconsumerusa.com

Santander Consumer Issues Statement on Chrysler Capital

Santander Consumer USA and Fiat Chrysler US exploring options for Chrysler Capital

DALLAS, TX – June 1, 2018 – Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or “the Company”) is in exploratory discussions with FCA US LLC (“FCA”) regarding plans for FCA’s US operations. Specifically, FCA expressed its desire to establish a captive US auto finance unit in the future, and indicated that acquiring Chrysler Capital is one option it will consider.

The Chrysler Capital brand operates under a private label financing agreement between SC and FCA, which is in year six of a 10-year term. Under the Equity Option Agreement, FCA has the right to purchase, at fair value, an equity participation in the Chrysler Capital portion of the Company’s business.

SC today issued the following statement:

“SC is committed to pursuing an outcome for Chrysler Capital that is in the best interests of the Company, its shareholders and other key stakeholders. There are a number of possibilities for the next phase of our relationship with FCA. In the meantime, we remain focused on providing Chrysler dealers and customers with the same superior service they have come to expect.

SC’s underlying business remains strong, and our future growth potential and capabilities extend far beyond our relationship with FCA. In the last 12 months, we have delivered strong results for our shareholders, made significant improvements in our dealer experience and pricing models, and launched multiple strategic initiatives with digital partners. These foundations, together with the progress made in our regulatory efforts and Santander’s strong support for the company, enable us to pursue additional opportunities.”

Conference Call Information

SC will host a conference call to discuss these matters at 12:00 p.m. Eastern Time on Friday, June 1, 2018. The conference call will be accessible by dialing 800-347-6311 (U.S. domestic), or 323-794-2094 (international), conference ID 6757068. Please join 10 minutes prior to the start of the call. The conference call will also be accessible via live audio webcast through the Investor Relations section of SC’s corporate website at http://investors.santanderconsumerusa.com. Choose “Events” and select the information pertaining to the Company Update Call. Please allow at least 15 minutes prior to the call to register, download and install any necessary software prior to the call.

For those unable to listen to the live broadcast, a replay of the call will be available on the Company’s website or by dialing 844-512-2921 (U.S. domestic), or 412-317-6671 (international), conference ID 6757068, approximately two hours after the conference call. An audio webcast of the call and investor presentation will also be archived on the Investor Relations section of SC’s corporate website at http://investors.santanderconsumerusa.com, under “Events.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the inherent limitations in internal control over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with FCA may not result in currently anticipated levels of growth and is subject to certain conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with SHUSA and Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

About Santander Consumer USA Holdings Inc.

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service, consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 2.7 million customers across the full credit spectrum. The company, which began originating retail installment contracts in 1997, has an average managed asset portfolio of approximately $48 billion (as of March 31, 2018), and is headquartered in Dallas. (www.santanderconsumerusa.com)

###